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                                                                  EXHIBIT T3E(5)

                                 (Face of Note)

                            SOUTHWEST ROYALTIES, INC.

                                     FORM OF
                               SENIOR SECURED NOTE
                                    DUE 2004

No. __________                                                       $__________

                                                            CUSIP No. __________

         Southwest Royalties, Inc., a Delaware corporation (hereinafter the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________, or registered assigns, the principal sum of $_________, on June 30, 2004.

         Interest Payment Dates: April 15 and October 15 of each year, commencing April 15, 2002.

         Record Dates:  April 1 and October 1.

         Reference is made to the further provisions of this Note set forth below or on the reverse side of this Note which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuer has caused this Instrument to be duly executed under its corporate seal.

Dated: ___________________                 SOUTHWEST ROYALTIES, INC.,
                                                a Delaware corporation

                                           By:    ______________________________

                                           Name:  ______________________________

                                           Title: ______________________________

Attest Secretary: _________________________

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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Notes described in the within-mentioned Indenture.

                                                WILMINGTON TRUST COMPANY,
                                                as Trustee

Dated:__________________                        By: ____________________________
                                                      Authorized Signatory

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                                 (Back of Note)

                            SOUTHWEST ROYALTIES, INC.

                               SENIOR SECURED NOTE
                                    DUE 2004

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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                            SOUTHWEST ROYALTIES, INC.

                      Senior Secured Note due June 30, 2004

     1.   Interest.
          --------

     Southwest Royalties, Inc., a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of the Senior Secured Notes (the "Notes") due June 30, 2004 (the "Maturity Date") at a rate of 10 1/2% per annum beginning on February 1, 2002 (as if the Notes were issued on that date) through December 31, 2002, at a rate of 11 1/2% per annum from January 1, 2003 through December 31, 2003, and at a rate of 12 1/2% per annum from January 1, 2004 until the Maturity Date.

     The Issuer will pay interest semi-annually on April 15 and October 15 of each year (each, an "Interest Payment Date"), commencing April 15, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from February 1, 2002.

     If the Issuer shall default in the payment of any installment of interest, or the principal of or premium, if any, on the Notes, when the same becomes due and payable, at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase the Notes tendered pursuant to a Change of Control Offer or an Excess Cash Offer), then interest on the Notes and all amounts then due thereunder shall accrue interest at the rate 18% per annum (the "Default Rate") until the Notes are paid in full or the Default in payment is cured. The Issuer shall pay interest on all such overdue amounts (including installments of interest, to the extent lawful) on demand without regard to any applicable grace periods. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months, and, in the case of a partial month, the actual number of days elapsed.

     2.   Method of Payment.
          -----------------

     The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Issuer shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuer may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Issuer may deliver any such interest payment to the Paying Agent or the Issuer may mail any such interest payment to a Holder at the Holder's registered address.

     3.   Paying Agent and Registrar.
          --------------------------

     Initially, Wilmington Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

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     4.   Indenture.
          ---------

     The Issuer issued the Notes under an Indenture, dated as of ____________, 2002 (the "Indenture"), among the Issuer, the Guarantors named therein and the Trustee. Capitalized terms used herein but not otherwise defined herein have the meanings set forth in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are senior secured obligations of the Issuer limited in aggregate principal amount to $60,000,000.

     5.   Redemption.
          ----------

     (a) The Issuer may redeem, at its election, the Notes in cash at the Redemption Price equal to 100% of the principal amount of the Notes so redeemed, including accrued and unpaid interest, if any, to the Redemption Date.

     (b) Unless otherwise prohibited by law, in the event the Issuer has available funds to repurchase all of the Senior Notes at par from the Permitted Credit Facility and a Subordinated Credit Facility and the weighted average interest cost of the borrowed funds under the Permitted Credit Facility and the Subordinated Credit Facility is 12% or less, then the Issuer shall redeem, and the Holders shall tender, without premium or penalty, all of the Notes for a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus accrued but unpaid interest, if any, thereon to the Redemption Date; provided, however, that the Board of Directors may, by unanimous vote, direct the Issuer not to effect such repurchase; and provided further, that the Issuer shall not effect a repurchase if such repurchase would cause the Issuer to become insolvent.

     (c)  Any redemption shall comply with Article Three of the Indenture.

     6.   Notice of Redemption.
          --------------------

     Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, with a copy to the Trustee or any Paying Agent. Notes in denominations larger than $1,000 may be redeemed in part.

     Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price and any accrued and unpaid interest to the Redemption Date.

     7.   Subordination.
          -------------

     The Notes are generally subordinated in right to payment to the prior payment in full in cash of the Senior Indebtedness or other payment satisfactory to the Senior Lenders to the extent provided in the Indenture and the Collateral Trust Agreement. The Notes are pari passu in right of payment to the Junior Notes and superior with respect to certain Collateral to the Junior Notes

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and subject to an existing Lien for the benefit of holders of the Junior Notes with respect to certain other Collateral. Each Holder, by accepting a Note, agrees to the subordination with respect to the Senior Indebtedness and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purposes.

     "Senior Indebtedness" means the Obligations of the Issuer under the Permitted Credit Facility.

     8.   Denominations: Transfer: Exchange.
          ---------------------------------

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

     9.   Persons Deemed Owners.
          ---------------------

     The registered Holder of a Note may be treated as the owner of it for all purposes.

     10.  Unclaimed Money.
          ---------------

     If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Issuer at its written request. After such payment, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

     11.  Discharge Prior to Redemption or Maturity.
          -----------------------------------------

     If the Issuer at any time deposits into an irrevocable trust with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Issuer will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     12.  Amendment: Supplement: Waiver.
          -----------------------------

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change with respect to matters or questions arising under the Indenture.

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     13.  Restrictive Covenants.
          ---------------------

     The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur additional Indebtedness or issue Disqualified Capital Stock, make payments in respect of its Capital Stock, enter into transactions with Affiliates, permit additional Liens on their respective assets, sell assets, change the nature of its business, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must report to the Trustee on compliance with such limitations on an annual basis.

     14.  Successors.
          ----------

     When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

     15.  Defaults and Remedies.
          ---------------------

     If an Event of Default occurs and is continuing, the Trustee and the Holders shall have such rights and remedies as are set in the Indenture and the Security Documents.

     16.  No Recourse Against Others.
          --------------------------

     No stockholder, director, officer or employee, as such, of any obligor under the Notes or the Indenture or any successor corporation shall have any liability for any obligation of any obligor under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17.  Authentication.
          --------------

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

     18.  Abbreviations and Defined Terms.
          -------------------------------

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

     19.  CUSIP Numbers.
          -------------

     Pursuant to recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Notes as a convenience to the Holder of the Notes. No representation is made as to the accuracy of such

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numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     20.  Guarantees.
          ----------

     Payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by Southwest Royalties Holdings, Inc., MRO Holdings, Inc. and Blue Heel and certain future Subsidiaries of the Issuer pursuant to and in accordance with the terms of Article Twelve of the Indenture.

     21.  Security and Collateral.
          -----------------------

     The Obligations of the Issuer under the Notes are secured by a lien on substantially all of the Issuer's material assets and as otherwise set forth in the Indenture and the Security Documents.

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                                   ASSIGNMENT

                          I or we assign this note to:

                         _______________________________

                         _______________________________

                         _______________________________

                         _______________________________

             (Print or type name, address and zip code of assignee)

     Please insert Social Security or other identifying number of assignee:

                         _______________________________

and irrevocably appoint ______________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.


                           Dated: ___________________


                       Signature: ________________________

          (Sign exactly as name appears on the other side of this Note)

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